As filed with the Securities and Exchange Commission on May 13, 1998

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  ALRENCO, INC.
             (Exact name of registrant as specified in its charter)

                           ---------------------------


                INDIANA                                      35-1480655
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                    Identification Number)

                             714 E. Kimbrough Street
                              Mesquite, Texas 75149
          (Address of Principal Executive Offices, including Zip Code)

                           ---------------------------

                    RTO, INC. 1996 EMPLOYEE STOCK OPTION PLAN
           RTO, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                           ---------------------------

                               Billy W. White, Sr.
                             Chief Executive Officer
                                  Alrenco, Inc.
                             714 E. Kimbrough Street
                              Mesquite, Texas 75149
                                 (972) 288-9327
            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)

                                   COPIES TO:
                            John D. Capers, Jr., Esq.
                                 King & Spalding
                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                                 (404) 572-4600

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                PROPOSED           PROPOSED
                                                                MAXIMUM            MAXIMUM           AMOUNT OF
                                             AMOUNT TO BE    OFFERING PRICE       AGGREGATE         REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED       REGISTERED      PER SHARE(1)     OFFERING PRICE(1)       FEE(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share          1,048,357         $ 15.50        $ 16,249,533.50       $   4,795
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Alrenco, Inc. on May 7, 1998.
================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

         1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998.

         3. The Registrant's current report on Form 8-K filed on March 5, 1998.

         4. The financial statements of Action TV & Appliance Rental, Inc. for the year ended December 31, 1995 and for the seven months ended July 31, 1996 contained in the Registrant's Registration Statement on Form S-4 (File No. 333-44451) filed on January 16, 1998.

         5. The description of the Registrant's common stock, no par value, contained in the registration statement on Form 8-A dated January 5, 1996, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


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



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 37 of the Indiana Business Corporation Law empowers an Indiana corporation to indemnify an individual (including his estate or personal representative) who was, is or is threatened to be made a named defendant or respondent in a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had (A) reasonable cause to believe his conduct was lawful, or (B) no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding. Pursuant to Chapter 37, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.

         Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, an Indiana corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent it may indemnify and advance expenses to directors. An officer of the corporation is also entitled to mandatory indemnification to the same extent as a director.

         The indemnification provided by or granted pursuant to Chapter 37 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. Chapter 37 empowers an Indiana corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liability asserted against or incurred by the individuals in those capacities, whether or not the corporation would have the power under Chapter 37 to indemnify them against such liability. The Registrant has also entered into an agreement with one of its directors which requires the Registrant to indemnify the director to the fullest extent permitted by Indiana law.

         The Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Code of Bylaws require the Registrant to indemnify its directors to the fullest extent permitted by applicable state or federal laws. The Bylaws further permit the Registrant to indemnify its officers to the same extent that it indemnifies directors and to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors, or contract. In addition, the Registrant has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed as part of this registration statement:

         Exhibit
         Number                     Description of Exhibits
         ------                     -----------------------
         4.1  --      Amended and Restated Articles of Incorporation of the
                      Registrant (incorporated herein by reference to Exhibit
                      3.1 to the Registrant's Current Report on Form 8-K filed
                      on March 5, 1998)

         4.2   --     Amended and Restated Code of Bylaws of the Registrant
                      (incorporated herein by reference to Exhibit 3.2 to the
                      Registrant's Current Report on Form 8-K filed on March 5,
                      1998)
         5.1   --     Opinion of King & Spalding
         23.1  --     Consent of King & Spalding (included in Exhibit 5.1)
         23.2  --     Consent of Grant Thornton LLP
         23.3  --     Consent of Coopers & Lybrand, L.L.P.
         23.4  --     Consent of Ernst & Young LLP
         24.1  --     Powers of attorney (reference is made to page 6 of this
                      registration statement)


ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The consolidated balance sheets of Alrenco, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997 after restatement for the 1998 pooling of interests with RTO, Inc., included in the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated by reference in this Registration Statement, have been incorporated herein in reliance (i) on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing and (ii) on the report of Grant Thornton LLP, independent certified public accountants, on the balance sheets of Alrenco, Inc. as of December 31, 1996 and 1997 and the related statements of earnings, stockholders equity and cash flows for each of the three years in the period ended December 31, 1997 prior to the restatement for the 1998 pooling of interests with RTO, Inc., given on the authority of that firm as experts in accounting and auditing. The report of Coopers & Lybrand L.L.P. incorporated herein makes reference to the report of Grant Thornton LLP.

         On February 26, 1998, immediately following the RTO Merger, the Board of Directors of the Registrant replaced Grant Thornton LLP as the principal independent auditor of the Registrant. Effective February 26, 1998, Coopers & Lybrand L.L.P., previously the principal independent auditor for RTO, Inc., was engaged by the Registrant to serve as the independent auditor of the Registrant's financial statements for the 1998 fiscal year. Grant Thornton LLP continued to serve as the independent auditor with respect to the Registrant's financial statements for the fiscal year ended December 31, 1997, prior to restatement for the 1998 pooling of interests with RTO, Inc. Neither of the reports of Grant Thornton LLP on the financial statements of the Registrant for the fiscal years ended December 31, 1997 and 1996 contained an adverse opinion or a disclaimer of an opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 1997, and during the interim periods preceding February 26, 1998, (i) there were no disagreements with Grant Thornton LLP on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

         The financial statements of Action TV & Appliance Rental, Inc. ("Action") included in the Registrant's Registration Statement on Form S-4 (SEC File No. 333-44451) and incorporated by reference herein have been audited by the following firms, as stated in their reports included in such Registration Statement on Form S-4: (i) the financial statements of Action as of and for the seven months ended July 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants and (ii) the financial statements of Action as of and for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors. Such financial statements have been incorporated herein in reliance on such reports given upon the authority of said firms as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesquite, State of Texas, on the 13th day of May, 1998.

                                    ALRENCO, INC.

                                    By: /s/ BILLY W. WHITE, SR.
                                       ------------------------------
                                       Billy W. White, Sr.
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Billy W. White, Sr. and K. David Belt, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the Registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.

                  SIGNATURE                                      TITLE                                   DATE
             -------------------                             --------------                            ---------
/s/ BILLY W. WHITE, SR                           Chief Executive Officer                             May 13, 1998
----------------------------------------         (principal executive officer)
BILLY W. WHITE, SR.

/s/ K. DAVID BELT                                Chief Financial Officer, Treasurer and              May 13, 1998
---------------------------------------          Assistant Secretary
K. DAVID BELT                                    (principal financial and accounting officer)

/s/ GEORGE D. JOHNSON, JR.                       Chairman of the Board                               May 13, 1998
---------------------------------------
GEORGE D. JOHNSON, JR.

/s/ MICHAEL D. WALTS                             Director                                            May 13, 1998
---------------------------------------
MICHAEL D. WALTS

/s/ JOHN S. RAINEY                               Director                                            May 13, 1998
---------------------------------------
JOHN S. RAINEY

/s/ EDWARD W. PHIFER, III                        Director                                            May 13, 1998
---------------------------------------
EDWARD W. PHIFER, III

/s/ THOMAS E. HANNAH                             Director                                            May 13, 1998
---------------------------------------
THOMAS E. HANNAH

                                INDEX TO EXHIBITS

         Exhibit
         Number                     Description of Exhibit
         ------                     ----------------------
         4.1   --     Amended and Restated Articles of Incorporation of the
                      Registrant (incorporated herein by reference to Exhibit
                      3.1 to the Registrant's Current Report on Form 8-K filed
                      on March 5, 1998)
         4.2   --     Amended and Restated Code of Bylaws of the Registrant
                      (incorporated herein by reference to Exhibit 3.2 to the
                      Registrant's Current Report on Form 8-K filed on March 5,
                      1998)
         5.1   --     Opinion of King & Spalding
         23.1  --     Consent of King & Spalding (included in Exhibit 5.1)
         23.2  --     Consent of Grant Thornton LLP
         23.3  --     Consent of Coopers & Lybrand, L.L.P.
         23.4  --     Consent of Ernst & Young LLP
         24.1  --     Powers of attorney (reference is made to page 6 of this
                      registration statement)